Exhibit 20.4
Page 1 of 3
                    Navistar Financial 1996 - B Owner Trust
                        For the Month of November 1998
                    Distribution Date of December 21, 1998
                           Servicer Certificate #26

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $170,823,403.34
Beginning Pool Factor                                           0.3511219

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,298,061.10
     Interest Collected                                     $1,323,755.61

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $297,069.82
Total Additional Deposits                                     $297,069.82

Repos / Chargeoffs                                            $215,780.40
Aggregate Number of Notes Charged Off                                  78

Total Available Funds                                       $9,918,886.53

Ending Pool Balance                                       $162,309,561.84
Ending Pool Factor                                              0.3336220

Servicing Fee                                                 $142,352.84

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,128,246.62
     Target Percentage                                               2.50%
     Target Balance                                         $4,057,739.05
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                     ($398,099.36)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.878%
Current Weighted Average Remaining Term (months):                   27.20

Delinquencies                                             Dollars       Notes
    Installments:               1 - 30 days           $1,409,561.38     1,168
                                31 - 60 days            $404,312.10       314
                                60+  days               $218,796.81        98

     Total:                                           $2,032,670.29     1,184

     Balances:                  60+  days             $2,686,964.97        98

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $45,625.97
+    Excess Serv.                                       $352,473.39
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,128,246.62

Exhibit 20.4
Page 2 of 3
Navistar Financial 1996 - B Owner Trust
For the Month of November 1998

                                                                        NOTES
                                                                                                        CLASS B         CLASS C
                                      TOTAL          CLASS A - 1     CLASS A - 2      CLASS A - 2     CERTIFICATES    CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                                5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance           $170,823,403.34
Ending Pool Balance              $162,309,561.84

Collected Principal                $8,298,061.10
Collected Interest                 $1,323,755.61
Charge - Offs                        $215,780.40
Liquidation Proceeds/Recoveries      $297,069.82
Servicing                            $142,352.84
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                 $9,776,533.69

Beginning Balance                $170,823,403.34            $0.00            $0.00  $152,812,997.95   $9,706,551.27   $8,303,854.12

Interest Due                         $910,218.80            $0.00            $0.00      $806,088.56      $52,577.15      $51,553.09
Interest Paid                        $910,218.80            $0.00            $0.00      $806,088.56      $52,577.15      $51,553.09
Principal Due                      $8,513,841.50            $0.00            $0.00    $7,960,441.80     $297,984.45     $255,415.24
Principal Paid                     $8,513,841.50            $0.00            $0.00    $7,960,441.80     $297,984.45     $255,415.24

Ending Balance                   $162,309,561.84            $0.00            $0.00  $144,852,556.15   $9,408,566.82   $8,048,438.88
Note / Certificate Pool Factor                             0.0000           0.0000           0.6125          0.5525          0.5520
   (Ending Balance / Original Pool Amount)
Total Distributions                $9,424,060.30            $0.00            $0.00    $8,766,530.36     $350,561.60     $306,968.33

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                     $352,473.39
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $10,128,246.62
(Release) / Draw                    ($398,099.36)
Ending Reserve Acct Balance        $9,730,147.26

Exhibit 20.4
Page 3 of 3
Navistar Financial 1996 - B Owner Trust
For the Month of November 1998


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6                 5                4               3                2                 1
                                Jun-98            Jul-98           Aug-98          Sep-98           Oct-98            Nov-98
Beginning Pool Balance      $226,051,917.20  $213,854,882.24  $203,072,269.50  $193,913,492.49  $182,373,160.00  $170,823,403.34

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $600,037.39      $507,563.18      $737,488.15      $168,833.38      ($28,273.17)     $215,780.40
    Recoveries                  $795,132.73      $854,323.15      $627,933.71      $592,855.90      $296,774.69      $297,069.82

Loss Trigger - Reserve Account Balance                                    Loss Trigger - Certificate Lockout Event
   Total Charged Off (Months 5, 4, 3)          $1,413,884.71                Total Charged off (Months 1 - 6)       $2,201,429.33
   Total Recoveries (Months 3, 2, 1)           $1,186,700.41                Total Recoveries (Months 1 - 6)        $3,464,090.00
   Net Loss / (Recoveries) for 3 Mos             $227,184.30(a)             Net Loss/(Recoveries) for 6 Mos.      ($1,262,660.67)(c)

   Total Balance (Months 5, 4, 3)            $610,840,644.23(b)             Total Balance (Months 1 - 6)       $1,190,089,124.77(d)

   Loss Ratio Annualized  [(a/b) * (12)]              0.4463%               Loss Ratio Annualized [(c/d) (12)]          -1.27318%

   Trigger:  Is Ratio > 1.5%                              No                Trigger:  Is Ratio > 6.0%                         No

                                                                                   Sep-98           Oct-98              Nov-98
B)   Delinquency Trigger:                                                        $3,067,788.15    $1,985,905.69    $2,686,964.97
     Balance delinquency 60+ days                                                     1.58204%         1.08892%         1.57295%
     As % of Beginning Pool Balance                                                   1.39109%         1.37107%         1.41464%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                     2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer